EXHIBIT 23.2


           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
           --------------------------------------------------------


 We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 16, 2003 relating to the consolidated financial statements for the year ended December 31, 2002, which report appears in Hallmark Financial Services, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


 PricewaterhouseCoopers LLP
 Dallas, Texas
 April 11, 2005